As filed with the Securities and Exchange Commission
 on January    , 1998

Registration No. 333-
                     --------
===============================================================
           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, DC  20549
                    ---------------

                        FORM S-8

                  REGISTRATION STATEMENT
                         UNDER
                 THE SECURITIES ACT OF 1933

                   THE CLOROX COMPANY
    (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                 31-0595760
  (State or Other Jurisdiction             (I.R.S. Employer
   of Incorporation or Organization)       Identification No.)

                            1221 Broadway
                  Oakland, California  94612-1888
    (Address of Principal Executive Offices, Including Zip Code)


     The Clorox Company Independent Directors' Stock-Based
                  Compensation Plan
                 (Full Title of Plans)

                     Edward A. Cutter
     Senior Vice President - General Counsel and Secretary
                    The Clorox Company
                     1221 Broadway
            Oakland, California  94612-1888
          (Name and Address of Agent For Service)

                        (510) 271-7000
   (Telephone Number, Including Area Code, of Agent For Service)
       --------------------------------------------------

              CALCULATION OF REGISTRATION FEE


Title Of Securities      Amount To Be      Proposed Maximum Offering        Proposed Maximum Aggregate      Amount Of
To Be Registered          Registered          Price Per Share (1)                Offering Price (1)        Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00      100,000 Shares       $76.4375                       $7,643,750                    $2,254.91
par value per share



(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on The New York Stock Exchange on January 20, 1998.

=====================================================================

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (Plan Information, Registrant Information and Employee
Plan Annual Information) will be sent or given to director participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by The Clorox Company (the "Registrant") with the Commission are incorporated by reference herein:
(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, which includes audited financial statements for the Registrant's latest fiscal year.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed October 20, 1987 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Edward A. Cutter, Esq., who has rendered an opinion regarding the validity of the securities being registered hereby, is the Senior Vice President - General Counsel and Secretary of the Registrant. As of January 21, 1998, Mr. Cutter owned approximately 83,888 shares of the Registrant's Common Stock, including 48,158 shares issuable upon the exercise of stock options that were exercisable within 60 days of such date.

Item 6.     Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

Article Nine of the Registrant's Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for: breach of the directors' duty of loyalty to the Registrant and its stockholders; acts and omissions not in good faith or involving intentional misconduct; for knowing violations of law; any transaction from which the director derived an improper personal benefit; and payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. Neither does the provision affect a director's responsibilities under any other laws, such as the federal securities laws, or state or federal environmental laws. In addition, Part I of Article Eight of the Registrant's Restated Certificate of Incorporation requires that the Registrant indemnify its directors and officers to the fullest extent permitted by Delaware law.

The Registrant has entered into agreements with certain directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by law incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 7.     Exemption From Registration Claimed.

Not applicable.

Item 8.     Exhibits.
4.1     Restated Certificate of Incorporation of the Registrant.

4.2 Bylaws (restated) of the Registrant. Incorporated by reference to Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992.

4.3      The Clorox Company Independent Directors' Stock-Based
Compensation Plan. Incorporated by reference to Exhibit 10.19 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

5.1 Opinion of Edward A. Cutter, Esq., Senior Vice President - General Counsel and Secretary of the Registrant.

23.1     Consent of Edward A. Cutter, Esq. (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24.1     Power of Attorney (See page II-5).

Item 9.     Undertakings.

(a)     Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering t hereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)     Filings Incorporating Subsequent Exchange Act Documents
By Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)     Request for Acceleration of Effective Date or Filing of
Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on January 21, 1998.

                                 THE CLOROX COMPANY


By:                              /s/ G. CRAIG SULLIVAN
                                 G. Craig Sullivan
                                 Chairman and Chief
                                 Executive Officer


POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward A. Cutter as attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



     Signature                         Title                                          Date
----------------------             -----------------------                       ------------------
/s/G. CRAIG SULLIVAN               Chairman of the Board,                        January 21, 1998
G. Craig Sullivan                  Chief Executive Officer
                                   and Director (principal
                                   executive officer)

/s/KAREN M. ROSE                   Group Vice President                          January 21, 1998
Karen M. Rose                      Chief Financial Officer
                                   (principal financial
                                   officer)

/s/HENRY J. SALVO, JR.             Vice President-Controller                     January 21, 1998
Henry J. Salvo, Jr.                (principal accounting
                                   officer)

/s/DANIEL BOGGAN, JR.              Director                                      January 21, 1998
Daniel Boggan, Jr.

/s/JOHN W. COLLINS                 Director                                      January 21, 1998
John W. Collins

/s/URSULA FAIRCHILD                Director                                      January 21, 1998
Ursula Fairchild

/s/TULLY M. FRIEDMAN               Director                                      January 21, 1998
Tully M. Friedman

/s/JUERGEN MACHOT                  Director                                      January 21, 1998
Juergen Manchot

/s/DEAN O. MORTON                  Director                                      January 21, 1998
Dean O. Morton

/s/KLAUS MORWIND                   Director                                      January 21, 1998
Klaus Morwind

/s/EDWARD L. SCARFF                Director                                      January 21, 1998
Edward L. Scarff



/s/LARY R. SCOTT                   Director                                      January 21, 1998
Lary R. Scott

/s/JAMES A. VOHS                   Director                                      January 21, 1998
James A. Vohs

/s/C.A. WOLFE                      Director                                      January 21, 1998
C.A. Wolfe



CAPTION>

EXHIBIT INDEX
                                                                                                            Sequential
Exhibit Number                          Description                                                          Page No.
--------------      -----------------------------------------------------------------------                 ------------

4.1                 Restated Certificate of Incorporation of the Registrant.                                   10

4.2                 Bylaws (restated) of the Registrant.  Incorporated by reference to Exhibit 3(ii)           *
                    of the Registrant's Quarterly Report on Form 10-Q for the quarter ended
                    December 31, 1992.

4.3                 The Clorox Company Independent Directors' Stock-Based                                      *
                    Compensation Plan.  Incorporated by reference to Exhibit 10.19 of the Registrant's
                    Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

5.1                 Opinion of Edward A. Cutter, Esq., Senior Vice President - General Counsel                 21
                    and Secretary of the Registrant.

23.1                Consent of Edward A. Cutter, Esq. (included in Exhibit 5.1).                               21

23.2                Consent of Deloitte & Touche LLP.                                                          22

24.1                Power of Attorney (See page II-5).                                                         7-8


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